EXHIBIT 5.1

600 17th Street, Suite 2700, Denver, Colorado 80202

Main:  (720) 889-2211   Fax:  (720) 889-2222

December 5, 2012

maniaTV Inc.

8335 Sunset Boulevard

West Hollywood, California 90069

Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 which is being filed by maniaTV Inc., a Colorado corporation ( the “Company”), with the Securities and Exchange Commission ("SEC"),  (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of

An aggregate of up to 1,111,111 shares of the Company’s Class A common stock

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the documents set forth below.  In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies:

(a)

Certificate of Incorporation of the Company and all amendments to date;

(b)

Bylaws of the Company, as amended to date; and

(c)

Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the stock.

(d)

The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

Based on the foregoing, it is our opinion that the up to 1,111,111 shares of Class A common stock to be issued and sold by the Company pursuant to the Registration Statement, and in accordance with the resolutions adopted by the Board of Directors, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement in connection with the offering described therein.  We further consent to the reference to us under the caption "Experts and Legal Counsel" in the prospectus included in the Registration Statement.

This opinion covers only matters of Colorado law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

The information set forth herein is as of the date of this letter.  We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

Sincerely,

JIN, SCHAUER & SAAD LLC

By: /s/ Jon D. Sawyer

      Jon D. Sawyer